Exhibit 3.6

BY-LAWS

of

UNITED RENTALS (DELAWARE), INC.

a Delaware Corporation (the “Corporation”)

ARTICLE I - OFFICES

Section 1.1                                    Location.  The address of the registered office of the Corporation in the State of Delaware and the name of the registered agent at such address, if any, shall be as specified in the Certificate of Incorporation or, if subsequently changed, as specified in the most recent certificate of change filed pursuant to law. The Corporation may also have other offices at such places within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the Corporation may require.

Section 1.2                                    Change of Location.  In the manner permitted by law, the Board of Directors may change the address of the Corporation’s registered office in the State of Delaware and the Board of Directors may make, revoke or change the designation of the registered agent.

ARTICLE II - STOCKHOLDERS

Section 2.1                                    Place of Meetings.  Meeting of stockholders shall be held at the principal office of the Corporation or at such place within or without the State of Delaware as the Board of Directors shall authorize.

Section 2.2                                    Annual Meeting.  The annual meeting of stockholders shall be held each year on a date and at a time to be selected by the President or the Board of Directors at least 30 days before such meeting or, in the event the President or the Board of Directors shall not make such selection at least 30 days prior to the following indicated date, at 10:00 A.M. on the last Friday in June of each year (if not a legal holiday, and if a legal holiday, then on the next business day), at such place within or without the State of Delaware as shall be stated in the notice of meeting. At such meeting, or at any special meeting in lieu of the annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

The notice of the meeting shall be in writing and signed by the President or a Vice President or the Secretary or an Assistant Secretary. Such notice shall state the purpose or purposes for which the meeting is called and the time when and the place within or without the State where such meeting is to be held, and a copy thereof shall be served, either personally or by mail upon each stockholder of record entitled to vote at such meeting, and upon each stockholder of record, who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken, not less than ten or more than fifty days before the meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

Section 2.3                                    Special Meetings.  Special meetings of the stockholders may be called at any time by the Chairman of the Board, by the President and by the President or the Secretary at the request in writing of either (a) a majority of the Board of Directors, or (b) stockholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

Section 2.4                                    List of Stockholders Entitled to Vote.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list, based upon the record date for such meeting determined pursuant to Section 5.8, of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if such place shall not be so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

The stock ledger shall be the only evidence as to who are the stockholders entitled (i) to examine the stock ledger, the list of stockholders entitled to vote at any meeting, or the books of the Corporation, or (ii) to vote in person or by proxy at any meeting of stockholders.

Section 2.5                                    Notice of Meetings.  Written notice of each annual and special meeting of stockholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the place, date and hour of the meeting, and, in the case of a special meeting, indicating the purpose or purposes thereof and that it is being issued by or at the direction of the person or persons calling the meeting, shall be delivered or mailed in writing at least ten but not more than sixty days before such meeting, to each stockholder required or permitted to take any action or entitled to vote thereat. If mailed, such notice shall be deposited in the United States mail, postage prepaid, directed to such stockholder at his address as the same appears on the records of the Corporation. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that notice has been given by mail shall be evidence of the facts stated therein.

Section 2.6                                    Adjourned Meetings and Notice Thereof.  Any meeting of stockholders may be adjourned to another time or place, and the Corporation may transact at any adjourned meeting any business which might have been transacted at the original meeting. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless (a) any adjournment or series of adjournments cause the original meeting to be adjourned for more than thirty days after the date originally fixed therefor, or (b) a new record date is fixed for the adjourned meeting. If notice of any adjourned meeting is given, such notice shall be given to each stockholder of record entitled to vote at the adjourned meeting in the manner prescribed in Section 2.5 for giving of notice of meetings.

Section 2.7                                    Quorum.  At any meeting of stockholders, except as otherwise expressly required by law, or by the Certificate of Incorporation, the holders of record of at least a majority of the outstanding Capital Shares entitled to vote or act at such meetings shall be present or represented by proxy in order to constitute a quorum for the transaction of any business, but less than a quorum shall have power to adjourn any meeting unless a quorum shall be present. When a quorum is once present to organize a meeting, the quorum cannot be destroyed by the subsequent withdrawal or revocation of the proxy of any stockholder. Capital shares owned by the Corporation or by another corporation, if a majority of its shares entitled to vote in the election of directors is held by the Corporation, shall not be counted for quorum purposes or entitled to vote.

Section 2.8                                    Voting.  At any meeting of stockholders each stockholder holding, as of the record date, shares entitled to be voted on any matter at such meeting shall have one vote on each such matter submitted to vote at such meeting for each such share held by such stockholder as of the record date as shown by the list of stockholders entitled to vote at the meeting, unless the Certificate of Incorporation provides for more or less than one vote for any share on any matter, in which case every reference to a required proportion of shares shall refer to the proportion of the votes of such shares.

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, provided that no proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest, whether in the shares themselves or in the Corporation, sufficient in law to support an irrevocable power.

Section 2.9                                    Waivers of Notice of Meetings.  Notice of meeting need not be given to any stockholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

Section 2.10                             Action by Consent of Stockholders.  Unless otherwise provided in the Certificate of Incorporation, whenever any action by the stockholders at a meeting thereof is required or permitted by law, the Certificate of Incorporation, or these By-Laws, such action may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of all the outstanding shares entitled to vote thereon.

ARTICLE III - BOARD OF DIRECTORS

Section 3.1                                    General Powers.  The property, business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, the Certificate of Incorporation or these By-Laws.

Section 3.2                                    Number of Directors.  The Board of Directors of the Corporation shall consist of at least one and not more than five members. Subject to the foregoing limitations, the number of directors constituting the entire Board of Directors shall be such number as shall be designated from time to time by resolution of the Board of Directors.

Section 3.3                                    Qualification.  Directors must be at least eighteen years of age, but need not be stockholders of the Corporation.

Section 3.4                                    Election.  Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, after the first meeting of the Corporation at which directors are elected, directors of the Corporation shall be elected in each year at the annual meeting of stockholders, or at a special meeting in lieu of the annual meeting called for such purpose, by a plurality of votes cast at such meeting. The voting on directors at any such meeting need not be written ballot.

Section 3.5                                    Term.  Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

Section 3.6                                    Resignation and Removal.  Any director may resign at any time upon written notice to the Board of Directors, the President or the Secretary. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any or all of the directors may be removed for cause by vote of the stockholders or by action of the Board of Directors. Directors may be removed without cause only by vote of the stockholders.

Section 3.7                                    Vacancies.  Vacancies in the Board of Directors (unless the vacancy be caused by the removal of a director without cause) and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. A vacancy caused by the removal of a director without cause shall be filled by a vote of the holders of a majority of the shares entitled to vote for the election of directors.

If one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned at a future date, shall have power to fill such vacancy or vacancies, the vote thereon to take effect and the vacancy to be filled when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section for the filling of other vacancies.

Each director chosen to fill a vacancy on the Board of Directors shall hold office until the next annual election of directors and until his successor shall be elected and qualified.

Section 3.8                                    Quorum and Voting.  Unless the Certificate of Incorporation provides otherwise, at all meetings of the Board of Directors a majority of the total number of directors (but not less than one-third of the total number of directors) shall be present to constitute a quorum for the transaction of business. A director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction.

In the absence of a quorum, a majority of the directors present may adjourn the meeting until a quorum shall be present.

Unless the Certificate of Incorporation provides otherwise, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting for all purposes.

The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these By-Laws shall require a vote of a greater number.

Section 3.9                                    Regulations.  The Board of Directors may adopt such rules and regulations for the conduct of the business and management of the Corporation, not inconsistent with law or the Certificate of Incorporation or these By-Laws, as the Board of Directors may deem proper. The Board of Directors may hold its meetings and cause the books and records of the Corporation to be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine. The Corporation shall keep at its registered office in the State of Delaware a record containing the names and addresses of all stockholders of the Corporation, the number and class of shares held by each stockholder, and the dates when they respectively became the owners of record. A member of the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or any committee of the Board of Directors or in relying in good faith upon other records of the Corporation.

Section 3.10                             Annual Meeting of Board of Directors.  An annual meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business. If such meeting is held promptly after and at the place specified for the annual meeting of stockholders, no notice of the annual meeting of the Board of Directors need by given. Otherwise such annual meeting shall be held at such time (not more than thirty days after the annual meeting of stockholders) and place as may be specified in a notice of the meeting.

Section 3.11                             Regular Meetings.  Regular meetings of the Board of Directors shall be held at the time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been given to each member of the Board of Directors, no further notice shall be required for any such regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 3.12                             Special Meetings.  Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the Chairman of the Board or the President, and shall be called by the President or Secretary upon the written request of a majority of the whole Board of Directors directed to the President or the Secretary.

Except as provided below, notice of any special meeting of the Board of Directors, stating the time when and place where such special meeting shall be held, shall be given to each director.

Section 3.13                             Notice of Meetings.  Notice of any meeting of the Board of Directors shall be deemed to be duly given to a director (i) if mailed to such director, addressed to him at his address as it appears upon the books of the Corporation, or at the address last made known in writing to the Corporation by such director as the address to which such notices are to be sent, at least two days before the day on which such special meeting is to be held, or (ii) if sent to him at such address by telegram, mailgram, cable, overnight courier, e.g., Federal Express, radio or wireless not later than the day before the day on which such meeting is to be held, or (iii) if delivered to him personally or orally, by telephone or otherwise, not later than the day before the day on which such special meeting is to be held. Each notice shall state the time and place of the meeting.

Section 3.14                             Committees of Directors.  The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of three or more of the directors of the Corporation.

Except as herein provided, vacancies in membership of any committee shall be filled by the vote of a majority of the whole Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Members of a committee shall hold office for such period as may be fixed by a resolution adopted by a majority of the whole Board of Directors, subject, however, to removal at any time, with or without cause, by the vote of a majority of the whole Board of Directors.

Section 3.15                             Powers and Duties of Committees.  Any committee, to the extent provided in the resolution or resolutions creating such committee, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. No such committee shall have any power or authority with regard to (a) any action that requires stockholder approval, (b) filling of vacancies in the Board of Directors or in any committee, (c) fixing of compensation of the directors for serving on the Board or on any committee, (d) amending or repealing the By-Laws of the Corporation, or adopting new By-Laws, and (e) amending or repealing any resolution, which by its terms is not amendable or repealable. The Board of Directors, by specific resolution, may grant to such committee the power and authority to declare a dividend or authorize the issuance of stock.

Each committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may determine. Except as otherwise permitted by these By-Laws, each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 3.16                             Compensation of Directors.  The Board of Directors may from time to time, in its discretion, fix the amounts which shall be payable to directors and to members of any committee of the Board of Directors for attendance at the meetings of the Board of Directors or of such committee and for services rendered to the Corporation.

Section 3.17                             Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE IV - OFFICERS

Section 4.1                                    Principal Officers.  The principal officers of the Corporation shall be elected by the Board of Directors and shall include a President, a Secretary and a Treasurer and may, at the discretion of the Board of Directors, also include a Chief Operating Officer and/or one or more Vice Presidents, and a Controller. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, one person may hold the offices and perform the duties of any two or more of said principal offices except the offices and duties of President and Vice President or of the President and Secretary.

Section 4.2                                    Election of Principal Officers; Term of Office.  The principal officers of the Corporation shall be elected annually by the Board of Directors at each annual meeting of the Board of Directors. Failure to elect any principal officer annually shall not result in or constitute grounds for the dissolution of the Corporation.

If the Board of Directors shall fail to fill any principal office at an annual meeting, or if any vacancy in any principal office shall occur, or if any principal office shall be newly created, such principal office may be filled at any regular or special meeting of the Board of Directors.

Each principal officer shall hold office for the term for which he is elected and until his successor is duly elected or appointed, and qualified, or until his earlier death, resignation or removal.

Section 4.3                                    Subordinate Officers, Agents and Employees.  In addition to the principal officers, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and such other subordinate officers, agents and employees as the Board of Directors may deem advisable, each of whom shall hold office for such period and have such authority and perform such duties as the Board of Directors, the Chairman of the Board, the President, or any officer designated by the Board of Directors, may from time to time determine. The Board of Directors at any time may appoint and remove, or may delegate to any principal officer the power to appoint and remove, any subordinate officer, agent or employee of the Corporation.

Section 4.4                                    Delegation of Duties of Officers.  The Board of Directors may delegate the duties and powers of any officer of the Corporation to any other officer or to any director for a specified period of time for any reason that the Board of Directors may deem sufficient.

Section 4.5                                    Removal of Officers.  Any officer of the Corporation may be removed with or without cause by resolution adopted by a majority of the directors then in office at any regular or special meeting of the Board of Directors or by a written consent signed by all of the directors then in office.

Section 4.6                                    Resignations.  Any officer may resign at any time by giving written notice of resignation to the Board of Directors, to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified in such notice. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.

Section 4.7                                    Vacancies:  Any vacancy in the offices of Chief Executive Officer, Chief Operating Officer, President, Treasurer, and Secretary shall be filled promptly by the Board. Any vacancy in any other office may be filled by the Board at its discretion.

Section 4.8                                    Chief Executive Officer.  The Chairman of the Board shall be the President and Chief Executive Officer of the Corporation and, as such, shall have general supervision over the business and affairs of the Corporation, subject to the control of the Board of Directors. The Chairman shall be a member ex officio of each standing committee (except the Audit Committee) to which he or she is not personally appointed. Subject to the control of the Board of Directors, the Chairman may enter into any contract or execute and deliver any instruments on behalf of the Corporation. The Chairman shall preside at all meetings of the shareholders and all meetings of the Board of Directors that he or she attends. In general, the Chairman shall perform all duties incident to the office of the Chief Executive Officer of the Corporation and any other duties that may be assigned by the Board of Directors.

Section 4.9                                    Vice Presidents.  The Executive Vice Presidents, Senior Vice Presidents and Vice Presidents (if any) shall have such powers and shall perform such duties as may be prescribed by the Chief Executive officer or the Board of Directors. In the absence or disability of the Chief Executive Officer or if the office of the Chief Executive Officer and the Chief Operating Officer shall be vacant, the Vice Presidents in the order determined by the Board of Directors, or if no such determination has been made in the order of their seniority, shall perform the duties and exercise the powers of the Chief Executive Officer, subject to the right of the Board of Directors at any time to extend or confine such powers and duties or to assign them to others. Any Vice President may have such additional designation in his title as the Board of Directors may determine. The Vice Presidents shall generally assist the President in such manner as the President shall direct. Each Vice President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.10                             Secretary.  The Secretary shall act as Secretary of all meetings of stockholders and of the Board of Directors at which he is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation, and shall have supervision over the care and custody of the corporate records and the corporate seal of the Corporation.

The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Corporation under its seal, is duly authorized, and when so affixed may attest the same. The Secretary shall have all powers and duties usually incident to the office of Secretary, except as specifically limited by a resolution of the Board of Directors or the President.

Section 4.11                             Treasurer.  The Treasurer shall have general supervision over the care and custody of the funds and over the receipts and disbursements of the Corporation and shall cause the funds of the Corporation to be deposited in the name of the Corporation in such banks or other depositories as the Board of Directors may designate. The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation. The Treasurer shall have all powers and duties usually incident to the office of the Treasurer except as specifically limited by a resolution of the Board of Directors. The Treasurer shall have other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

Section 4.12                             Controller.  The Controller shall be the chief accounting officer of the Corporation and shall have supervision over the maintenance and custody of the accounting operations of the Corporation, including the keeping of accurate accounts of all receipts and disbursements and all other financial transactions. The Controller shall have all powers and duties usually incident to the office of the Controller except as specifically limited by a resolution of the Board of Directors. The Controller shall have other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

Section 4.13                             Bond.  The Board of Directors shall have power, to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board of Directors may determine.

ARTICLE V - CAPITAL SHARES

Section 5.1                                    Issuance of Certificates for Shares.  Each stockholder of the Corporation shall be entitled to a certificate or certificates in such form as is prescribed by law and as shall be approved by the Board of Directors, certifying the number of capital shares of the Corporation owned by such stockholder.

Section 5.2                                    Signatures on Share Certificates.  Certificates for capital shares of the Corporation shall be signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and by the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer and shall bear the corporate seal of the Corporation or a printed or engraved facsimile thereof.

If any such certificates are countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such signer were such officer, transfer agent or registrar at the date of issue.

Section 5.3                                    Stock Ledger.  A record of all certificates for capital shares issued by the Corporation shall be kept by the Secretary or any other officer, employee or agent designated by the Board of Directors. Such record shall show the name and address of the person, firm or corporation in which certificates for capital shares are registered, the number of shares represented by each such certificate, the date of each such certificate, and in case of certificates which have been cancelled, the date of cancellation thereof.

The Corporation shall be entitled to treat the holder of record of capital shares as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares and to receive notice of meetings, and for all other purposes. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any capital share on the part of any other person whether or not the Corporation shall have express or other notice thereof.

Section 5.4                                    Regulations Relating to Transfer.  The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the Certificate of Incorporation or these By-Laws, concerning issuance, transfer and registration of certificates for capital shares of the Corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for capital shares to bear the signature or signatures of any of them.

Section 5.5                                    Transfers.  Transfer of capital shares shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of (i) a written direction of the registered holder named in the certificate or such holder’s attorney lawfully constituted in writing, (ii) the certificate for the capital shares being transferred, and (iii) a written assignment of the capital shares evidenced thereby.

Section 5.6                                    Cancellation.  Each certificate for capital shares surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 5.7) until such existing certificate shall have been cancelled.

Section 5.7                                    Lost, Destroyed, Stolen, and Mutilated Certificates.  In the event that any certificate for capital shares of the Corporation shall be mutilated the Corporation shall issue a new certificate in place of such mutilated certificate. In case any such certificate shall be lost, stolen, or destroyed the Corporation may, in the discretion of the Board of Directors or a committee designated thereby with power so to act, issue a new certificate for capital shares in the place of any such lost, stolen or destroyed certificate. The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof. The Board of Directors or such committee may, in its discretion, require the owner of a lost, stolen or destroyed certificate, or his representatives, to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate or the issuance of such new certificate.

A new certificate may be issued without requiring a bond when, in the judgment of the Board of Directors, it is proper to do so.

Section 5.8                                    Fixing of Record Dates.  (a)  The Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to any other action, for the purpose of determining stockholders entitled to notice of or to vote at such meeting of stockholders or any adjournment thereof, or to express consent or dissent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action.

(b)                                 If no record date is fixed by the Board of Directors:

(i)                                     The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(ii)                                  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution or consents to the action relating thereto.

(c)                                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VI - DIVIDENDS

Subject to the provisions of the certificate of incorporation and to applicable law, dividends on the outstanding shares of the Corporation may be declared in such amounts and at such time or times as the Board of Directors may determine. Before payment of any dividend, there may be set aside out of the net profits of the Corporation available for dividends such sum or sums as the Board of Directors from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve.

ARTICLE VII - INDEMNIFICATION

Section 7.1                                    Indemnification of Directors, Officers and Employees.  The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee.

For purposes of this By-law, the term “other enterprise” shall include any corporation, partnership, joint venture, trust or employee benefit plan; service “at the request of the Corporation” shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifyable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

Section 7.2                                    Advance Payments.  Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 7.3                                    Non-Exclusivity.  The indemnification provided by this Article VII shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 7.4                                    Reliance on Provisions.  Each person who shall act as a director, officer, employee or agent of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this Article VII.

ARTICLE VIII - MISCELLANEOUS PROVISIONS

Section 8.1                                    Corporate Seal.  The Corporation’s seal shall be inscribed with the name of the Corporation, the year of its incorporation, and the words “Delaware.” The seal may be used by causing it or a facsimile to be impressed or reproduced on a document or instrument, or affixed to a document or instrument.

Section 8.2                                    Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January of each year.

Section 8.3                                    Waiver of Notice.  Whenever any notice is required to be given under any provision of law, the Certificate of Incorporation, or these By-Laws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 8.4                                    Execution of Instruments, Contracts, etc.  All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed in the name of the Corporation by such officer or officers or person or persons, as the Board of Directors may from time to time designate.

Except as otherwise provided by law, the Board of Directors, any committee given specific authority in the premises by the Board of Directors, or any committee given authority to exercise generally the powers of the Board of Directors during the intervals between meetings of the Board of Directors, may authorize any officer, employee or agent, in the name of and on behalf of the Corporation, to enter into or execute and deliver deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

All applications, written instruments and papers required by any department of the United States Government or by any state, county, municipal or other governmental authority, may be executed in the name of the Corporation by any principal officer or subordinate officer of the Corporation, or, to the extent designated for such purpose from time to time by the Board of Directors, by an employee or agent of the Corporation. Such designation may contain the power to substitute, in the discretion of the person named, one or more other persons.

ARTICLE IX - AMENDMENTS

Section 9.1                                    By Stockholders.  These By-Laws may be altered, amended, repealed or added to, or new By-Laws may be adopted by the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote for the election of any director at an annual meeting or at a special meeting called for that purpose, provided, however, that a written notice shall have been sent to each stockholder of record entitled to vote at such meeting, in conformity with the requisites of Section 2.5 hereof, which notice shall state the alterations, amendments, additions or changes which are proposed to be made in such By-Laws.

Section 9.2                                    By Directors.  To the extent permitted by the Certificate of Incorporation, these By-Laws may be amended, added to, altered or repealed, or new By-laws may be adopted at any regular or special meeting of the Board of Directors by a resolution adopted by affirmative vote of a majority of the whole Board of Directors; provided, however, that:

(a)                                 any By-law adopted by the Board of Directors may be altered, amended or repealed by majority vote of the stockholders entitled to vote for the election of directors; and

(b)                                 if any By-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.